                                  EXHIBIT E

AGREEMENT

               Pursuant to Reg. Section 240.13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, we hereby agree in writing that the attached Amendment No. 2 to Schedule 13D is filed on behalf of each of us.


Date: August 15, 1996


                                       BARCLAY & CO.


                                              /s/ Donald I. Zimmerman
                                              -----------------------
                                       By:    Donald I. Zimmerman
                                       Title: President


                                       DONALD I. ZIMMERMAN


                                              /s/ Donald I. Zimmerman
                                              -----------------------


                                       DEBORAH LEVY


                                              /s/ Deborah Levy
                                              ----------------


                               Page 11 of 11